EXHIBIT 10.45
THIRD AMENDING AGREEMENT dated as of July 16, 2007

BETWEEN:	ABITIBI-CONSOLIDATED INC., (“ACI”)

AND:	ABITIBI-CONSOLIDATED COMPANY OF CANADA,

(ACCC and collectively with ACI, the “Borrowers”)

AND:	THE LENDERS PARTY TO THE CREDIT AGREEMENT REFERRED TO BELOW,

(collectively, the “Lenders”)

AND:	CANADIAN IMPERIAL BANK OF COMMERCE,

(the “Agent”)
Recitals
A.	The Borrowers, the Agent and the Lenders are party to a credit agreement dated as of October 3, 2005, as amended on September 28, 2006 and November 26, 2006 (the “Credit Agreement”) providing for credit facilities in an aggregate amount of $750,000,000 (the “Facilities”).

B.	The Lenders have been requested (i) to grant certain waivers in connection with certain transactions contemplated by ACI and Bowater Incorporated to achieve their proposed merger and described in the Schedule, and (ii) to waive the Interest Coverage Ratio requirement until the second quarter of the 2008 financial year.

C.	The Borrowers have represented to the Lenders that the transactions described in the Schedule hereto are required in order for the proposed merger to achieve its financial and operational efficiency objectives.

D.	In consideration for such waivers, ACCC is willing to provide additional security to the Lenders by way of a mortgage over the ACCC mill located in Thorold, Ontario.

E.	The Majority Lenders are willing to provide the waivers described in Recital B and the Agent, the Borrowers and the Majority Lenders wish to amend the Credit Agreement to give effect to Recital D.

Now, therefore, the parties agree as follows:

1.	Interpretation
1.1	Capitalized terms used herein and defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

1.2	Any reference to the Credit Agreement in any Credit Document (including any Security Document) refers to the Credit Agreement as amended hereby.
2.	Waivers under the Credit Agreement
2.1	The Lenders hereby waive the provisions of Sections 13.2, 13.3(b) and 13.6 of the Credit Agreement insofar as (but only to the extent that) they do not permit the sale by ACCC and the ultimate transfer of the shares of Donohue Corporation (the “DCorp Shares”) to Abitibi-Bowater Inc. (“ABI”) under the various transactions described in the Schedule hereto or under other transactions not different in their substance which have the same economic effect and produce the same ultimate result. For greater certainty, the book value of the DCorp Shares will not be included in the calculation of permitted dispositions for the purposes of Section 13.3(b)(i) of the Credit Agreement.

2.2	The Lenders hereby waive the requirements of the Interest Coverage Ratio covenant provided for in Section 14.2 of the Credit Agreement from the Effective Date (as defined in Section 4 hereof) to the end of the second quarter of ACI’s 2008 financial year.

2.3	The waivers in Section 2.1 are conditional upon the following:
a)	the simplified final structure described on the last page of the attached Schedule must be in place no later than December 31, 2007 with no substantial change; and

b)	the ABI note in an amount of approximately $550,000,000 referred to in the Schedule must have a maturity falling no later than December 31, 2008 and contain a covenant that substantially all of the assets of DCorp will remain part of the consolidated assets of ABI until repayment in full of the note or other terms which have a similar economic effect and produce a similar ultimate result.
2.4	The Borrowers acknowledge that the waivers in Section 2.1 are granted by the Lenders solely in connection with the proposed merger of ACI and Bowater Incorporated and hereby undertake, in the event that such merger does not occur and that certain of the Pre-Combination steps described in the Schedule have occurred, to wind-up and dissolve the entity described as Newco in the Pre-Combination steps of the Schedule and not to complete any of the steps described in the Post-Combination Steps of the Schedule.

2.5	The Borrowers also undertake not to effect or complete any of the transactions and steps described in the Schedule if a Default would result therefrom.
3.	Amendments to the Credit Agreement
3.1	Section 10.3(b) of the Credit Agreement is amended by adding the following paragraph immediately after sub-paragraph (iv) :

“To secure the performance of the obligations of the Borrowers under Facility A, ACCC must also cause 1508756 Ontario Inc. to provide a Guarantee and ACCC and 1508756 Ontario Inc. must provide security over their mill located in Thorold, Ontario (the “Thorold Mill”) including related assets necessary for the operation of such mill.”

3.2	The Thorold Mill will be included in the Charged Mills from the time that the requirements of Sections 10.3(e), 10.5 and 10.7 of the Credit Agreement have been fulfilled in respect of such mill and that 1508756 Ontario Inc. has provided a Guarantee to the Agent and the Lenders of the obligations of the Borrowers under Facility A. From the date of execution of such Guarantee, 1508756 Ontario Inc. will be deemed to be a Designated Subsidiary (except for the purposes of Section 10.2 of the Credit Agreement). ACI will not have the ability to revoke such designation of 1508756 Ontario Inc. as a Designated Subsidiary.

3.3	The Borrowers will, (i) by no later than December 30, 2007, provide to the Agent, for distribution to the Lenders, a Phase I environmental review for the Thorold Mill, (ii) promptly, if recommended by such Phase I environmental review and requested by the Majority Lenders, an intrusive Phase II review, in each case, conducted by an environmental consultant acceptable to the Agent, and (iii) remedy any material non-compliance with Environmental Laws revealed by any such review within a reasonable time.

3.4	Notwithstanding Section 3.1 of this Agreement and Section 10.7 of the Credit Agreement, delivery of a title opinion and of a survey will become a condition precedent to Borrowings only from the 91st day following the date of this Agreement. The Borrowers undertake to provide such opinions and surveys to the Lenders as soon as practicable, but no later than the 90th day following the date of this Agreement. The Borrowers also undertake to correct within a reasonable time any material deficiency revealed by the title opinion and survey relating to the Thorold Mill.

3.5	The Agent and the Lenders hereby agree to execute and deliver, to the extent required to permit ACCC and 1508756 Ontario Inc. to comply with Article XVIII of the Co-gen Lease (as defined below), a postponement of the Security in respect of the Thorold Mill to: (i) the lease of a portion of such property made as of August 1, 2006 between ACCC and 1508756 Ontario Inc., collectively as landlord, and Thorold Co-Gen L.P. (the “Lessee”), as tenant (the “Co-gen Lease”), as the same may be amended; (ii) any mortgage of the Co-gen Lease granted by the Lessee, as the same may be amended; and (iii) the rights of the Lessee under easements and energy supply agreements entered into between ACCC, 1508756 Ontario Inc. and the Lessee, the whole upon terms and conditions acceptable to the Agent.
4.	Conditions Precedent
This Agreement will become effective on the date on which the Agent will notify the Borrowers and the Lenders that this Agreement has been executed by all parties hereto, and that the Agent has received copy of the following documents, in form and substance satisfactory to the Agent and counsel to the Agent (the “Effective Date”):
4.1.1	a certificate of good standing in respect of each of the Borrowers and copies of the documents evidencing the authority of the persons acting on behalf of the Borrowers,

4.1.2	an opinion from counsel to the Borrowers that this Agreement has been executed by duly authorized representatives of the Borrowers and constitutes valid and binding obligations of the Borrowers;

4.1.3	the Security Documents relating to the additional security contemplated in Section 3 hereof (other than the Security Documents referred to in Section 3,4); and

4.1.4	an estimate (giving effect to the granting of Security under Section 3 hereof) of the principal amount of Facility A that the Abitibi Entities will be permitted pursuant to the indentures to secure by Liens over their assets.
5.	Confirmation
The Borrowers represent to the Agent and the Lenders that this Agreement will not result in any Default.
6.	Fees and Expenses
The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Agent.

7.	Counterparts
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier will be effective as delivery of a manually executed counterpart of this Agreement.
8.	Governing Law

This Agreement is governed by, and construed in accordance with, the laws of the Province of Quebec and of the laws of Canada applicable therein.
          IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Abitibi-Consolidated Inc.

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Abitibi-Consolidated Company of Canada

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Canadian Imperial Bank of Commerce, as Agent

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

(the names and signatures of the Lenders are on the next page)

Lenders

Canadian Imperial Bank of Commerce

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

The Bank of Nova Scotia

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Citibank, N.A., Canadian Branch

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Goldman Sachs Canada Credit Partners Co.

Per:	/s/ Pedro Ramirez

Pedro Ramirez Authorized Signatory

Per:

Lenders

Credit Suisse, Toronto Branch

Per:	/s/ Bruce F. Netherly Director,
CREDIT SUISSE TORONTO BRANCH

Per:

Steve W. Fuh
Vice-President

National Bank of Canada

Per:

Per:

The Toronto-Dominion Bank

Per:	/s/ Yues Bergeron

YUES BERGERON
MANAGING DIRECTOR

Per:	/s/ Mel Saklatvala

MEL SAKLATVALA, ASSOCIATE

ABN Amro Bank N.V.

Per:	/s/ (UNREADABLE)

Per:	/s/ (UNREADABLE)

Export Development Canada

Per:	/s/ Howard Clysdale

HOWARD CLYSDALE
PORTFOLIO MANAGER

Per:	/s/ Isha Aggarwal

ISHA AGGARWAL
ASSET MANAGEMENT

Schedule
Please see document attached hereto

SCHEDULE
The following is an overview of the various transactions that are currently contemplated by Abitibi-Consolidated Inc. before and after its combination with Bowater Incorporated. These various steps are subject to change.
Definitions:
“ABI”: AbitibiBowater Inc.
“ACCC”: Abitibi Consolidated Company of Canada
“ACI”: Abitibi-Consolidated Inc.
“BCFP”: “Bowater Canadian Forest Products Inc.,
“BCI”: Bowater Canada Inc,
“BCHI”: Bowater Canadian Holdings incorporated
“B Inc.”: Bowater Incorporated
“D Corp.”: Donohue Corporation

Pre-combination
Simplified current structure:

Step 1: ACCC creates a new subsidiary (“Newco”)

Step 2: ACCC transfers all the shares of D Corp to Newco in exchange for additional shares of Newco and the assumption by Newco of approximately US$750M of debt of ACCC.
Combination: ABI and BCI acquire all the shares of ACI pursuant to a plan of arrangement.
Step 3: Immediately after the combination, Newco is liquidated into ACCC and dissolved.

Post-Combination
Simplified structure immediately after the combination:

Step 1: ABI forms US Sub 1 and transfers approximately 30% of the common shares of ACI to US Sub 1 in exchange for US Sub 1 shares.

     Step 2: ABI forms US Sub 2 and transfers approximately 32.5% of the common shares of ACI to US Sub 2 in exchange for US Sub 2 shares.

Step 3: ABI transfers approximately 17.5% of the common shares of ACI to BCHI in exchange for BCHI shares.

Step 4(a): B Inc. borrows approximately approximately $550M from a third party lender and distributes approximately $550M to ABI1.
1. Third party borrowing may occur only at a later time to repay the ABI Note 1 (see step 4(b))

Step 4(b): ABI acquires approximately $750M of D Corp shares from ACCC in. exchange for a cash consideration of approximately $550M or for a note of approximately $550M from ABI (the “ABI Note 1”) and a note of approximately $200M from ABI (the “ABI Note 2”). ACCC uses the cash to fund Canadian operations and repay existing debt.

Step 5: ACCC distributes the remaining shares of D Corp to ACI.

Step 6(a): Continuance of ACI under the laws of Nova Scotia and amalgamation with a Nova Scotia unlimited liability company.

Step 6(b): ACI redeems its shares held by US Sub 1 and US Sub 2 by distributing D Corp shares.

Step 7: Transfer of the ABI Note 2 to BCI in exchange for BCFP common stock.

Step 8: Distribution of the ABI Note 2 to B Inc.

Simplified Final Structure: